Exhibit 10.10.3

May 24, 2018

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Attention:  Shawn Duffy, Chief Financial Officer

Re:  Third Amendment to Credit Agreement (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Credit Agreement dated as of November 26, 2013 among Viasat, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.), as administrative and collateral agent (in such capacity, the “Agent”) (as amended, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

The Borrower has requested, and the Lenders have agreed, to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment.  Accordingly, the Credit Agreement is hereby amended as follows, effective as of the first day set forth above:

1.  In Section 1.1 of the Credit Agreement, a new definition is added in applicable alphabetical order, to read as follows:

“Specified Insurance Proceeds” means certain insurance proceeds anticipated to be received by the Borrower and/or ViaSat Technologies Ltd with respect to the ViaSat-2 satellite.

“Temporary Leverage Increase” has the meaning assigned to such term in Section 6.13.

2.  The definition of “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

“Permitted Acquisition” means any Acquisition of another Person that is engaged in, or of assets relating to, a Permitted Business; provided that: (i) subject (in the case of a Limited Condition Transaction) to Section 1.9, no Default or Event of Default shall exist at the time of such Acquisition or would exist immediately after giving effect to such Acquisition, (ii) subject (in the case of a Limited Condition Transaction) to Section 1.9, if the total consideration (whether such consideration is in the form of Equity Interests, cash or otherwise) for such Acquisition exceeds $75,000,000, as determined by Borrower in good faith, a Responsible Official shall certify on behalf of Borrower in writing that Borrower would have been in

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compliance with a Total Leverage Ratio not greater than 0.25 to 1.00 less than the then applicable Total Leverage Ratio set forth in Section 6.13, after giving effect to such Acquisition on a Pro Forma Basis, as of the last day of the period of four (4) Fiscal Quarters most recently ended prior to the date of such Acquisition for which financial statements prepared on a consolidated basis in accordance with GAAP are available, (iii) if the total consideration (whether such consideration is in the form of Equity Interests, cash or otherwise) for such Acquisition exceeds $50,000,000, as determined by Borrower in good faith, Borrower shall use commercially reasonable efforts to provide the Agent with at least one (1) week prior written notice of such Acquisition, together with (x) at least one (1) year (or such shorter period in which the target has been in existence) of historical financial information relating to the target and (y) such other documentation pertaining to the Acquisition, including the purchase agreement and quarterly projections prepared on a Pro Forma Basis, as the Agent may reasonably request, in the case of clauses (x) and (y), solely to the extent reasonably available to Borrower, and (iv) subject (in the case of a Limited Condition Transaction) to Section 1.9, if the Temporary Leverage Increase is applicable at the time of such Acquisition and the Total Leverage Ratio would exceed 4.75 to 1.00, after giving effect to such Acquisition on a Pro Forma Basis, the aggregate consideration (whether such consideration is in the form of Equity Interests, cash or otherwise), as determined by Borrower in good faith, for such Acquisition and any other Acquisitions previously consummated during the Fiscal Year ending March 31, 2019, shall not exceed $10,000,000 unless otherwise consented to by the Agent.”

3.  Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.1.  Payment of Subordinated Obligations.  Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation (unless permitted pursuant to an Affiliate Subordination Agreement), in each case prior to the scheduled maturity thereof or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation, in each case, other than (i) in connection with a refinancing, refunding, renewal, exchange or extension of any such Subordinated Obligation to the extent permitted by Section 6.10(f) or (ii) such payments that are made with the Available Basket Amount so long as both before and after giving effect to such payment on a Pro Forma Basis, (a) no Event of Default exists or would result therefrom, (b) the Senior Secured Leverage Ratio does not exceed 2.50 to 1.0 and (c) at any time the Temporary Leverage Increase is applicable, the Total Leverage Ratio does not exceed 4.75 to 1.0.”

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4.  Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.13  Total Leverage Ratio.  Permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 4.50 to 1.00; provided, however, that in the event of (a) any Permitted Acquisition for which the aggregate purchase consideration exceeds $200,000,000 and/or (b) any Satellite Trigger, the maximum permitted Total Leverage Ratio shall increase to 4.75 to 1.00 for the six consecutive Fiscal Quarter period beginning with the Fiscal Quarter in which each such Permitted Acquisition or Satellite Trigger occurs, so long as Borrower is in compliance on a Pro Forma Basis with this Section 6.13 at such 4.75 to 1.00 level after giving effect to such Permitted Acquisition or Satellite Trigger; provided, further, that (without limiting the foregoing), during the Fiscal Year ending March 31, 2019 (including, for the avoidance of doubt, the Fiscal Quarter ending on such date), the following increase in such level (the “Temporary Leverage Increase”) shall apply: the maximum permitted Total Leverage Ratio as of the last day of each such Fiscal Quarter shall be 5.25 to 1.00.  Notwithstanding the foregoing, in the event that the Borrower and/or ViaSat Technologies Ltd shall receive Specified Insurance Proceeds in excess of $100,000,000 in the aggregate, the Temporary Leverage Increase shall thereafter be disregarded for all purposes.”

5.  In Section 6.6, the introductory language to such Section is restated to read as follows:

“Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property if immediately before and after giving effect to such Distribution, (x) the Senior Secured Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, exceeds 2.50 to 1.00, (y) at any time the Temporary Leverage Increase is applicable, the Total Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, exceeds 4.75 to 1.00 or (z) Liquidity is less than $50,000,000, except:”

6.  In Section 6.16, the introductory language to such Section is restated to read as follows:

“Make any Investment if, immediately before and after giving effect to such Investment, (x) the Senior Secured Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, exceeds 2.50 to 1.00, (y) at any time the Temporary Leverage Increase is applicable, the Total Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, exceeds 4.75 to 1.00 or (z) Liquidity is less than $50,000,000, other than:”

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Additionally, the Borrower agrees to pay to the Agent, for the account of each Lender signatory hereto (each such Lender, a “Consenting Lender”), an amendment fee equal to 0.05% of the aggregate principal amount of Commitments held by each such Consenting Lender on the date hereof. Such consent fee shall be due and payable on the date hereof.

Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement” in the Credit Agreement, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent, or any Lender under the Credit Agreement, as in effect prior to the date hereof.

The Borrower represents and warrants to the Agent and the Lenders that (a) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Credit Agreement, the representations and warranties contained in the Credit Agreement or in any other document or documents relating thereto are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof as though made on the date hereof, and all such representations and warranties shall survive the execution and delivery of this Amendment and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

The governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart.  Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Amendment.

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If you are in agreement with the foregoing, please execute this Amendment in the space provided below.

Very truly yours,

VIASAT, INC.

By:	/s/ Shawn Duffy
Name:	Shawn Duffy
Title:	Senior VP and CFO

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MUFG UNION BANK, N.A., as Agent and Lender

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Director

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Bank of America, N.A.,
as a Lender

By:	/s/ Christopher D. Pannacciulli
Name:	Christopher D. Pannacciulli
Title:	Senior Vice President

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JPMORGAN CHASE BANK, NA., individually as a Lender and Issuing Lender

By:	/s/ Anna Araya
Name:	Anna Araya
Title:	Executive Director

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CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

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SUNTRUST BANK,
as a Lender

By:	/s/ Marshall T. Mangum, III
Name:	Marshall T. Mangum, III
Title:	Director

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Compass Bank d/b/a BBVA Compass,
as a Lender

By:	/s/ Raj Nambiar
Name:	Raj Nambiar
Title:	Sr. Vice President

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Citizens Bank, National Association,
as a Lender

By:	/s/ Hana Deiter
Name:	Hana Deiter
Title:	Managing Director

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Morgan Stanley Senior Funding, Inc.,
as a Lender

By:	/s/ Gilroy D’Souza
Name:	Gilroy D’Souza
Title:	Authorized Signatory

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/s/ Rochelle F. Dineen,
as a Lender	Rochelle F. Dineen
Director

By:	Bank of the West
Name:	Rochelle Dineen
Title:	Director - Credit Products

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California Bank & Trust, a division of CB, N.A.,
as a Lender

By:	/s/ M. Casteel
Name:	M. Casteel
Title:	SVP

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Comerica Bank,
as a Lender

By:	/s/ Mark C. Skrzynski Jr.
Name:	Mark C. Skrzynski Jr.
Title:	Vice President

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Umpqua Bank,
as a Lender

By:	/s/ Bob Jonda II
Name:	Bob Jonda II
Title:	SVP

S-13

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